Exhibit 10.1

DESIGN AGREEMENT

THIS AGREEMENT is made as of the 16th day of March, 2005.

BETWEEN:

HAGENSBORG FOODS LTD.
1576 Rand Avenue
Vancouver, BC, Canada, V6P 3G2

(hereinafter referred to as the "Company")

OF THE FIRST PART

AND:

TURNER DUCKWORTH
Voysey House, Barley Mow Passage
London, UK, W4 4PH

(hereinafter referred to as "Turner Duckworth")

OF THE SECOND PART

WHEREAS:

A.	the Company desires to establish new identities for the Company and its chocolate products;

B.	Turner Duckworth is in the business of designing logos, packaging and complete identities for new and continuing brands;

C.	The Company has retained Turner Duckworth in connection with creating a new corporate identity and creating new packaging and identities for its chocolate products;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree each with the other as follows:

1.	THE SERVICES

Turner Duckworth shall provide the design services to create a new corporate identity for the Company and to create new packaging design and identities for the Company’s chocolate products (the “Services”).

2.	SPECIFICS

More specifically, the Services shall include, but are not limited to the following:

Corporate Identity
•	Create new corporate logo for the Company
•	Design new business cards for the Company
•	Design letterhead and corporation promotional materials for the Company

Product Design
•
Create the design for the molds of the following chocolate: Mountain Ridge  (“Peaks” in Canada), ”Kiss Me”, Truffle Pig bars: Chocolates Peanut Butter bar,  Raspberry bar, Mint bar, Mocha bar, Orange bar

Illustrations
•	Create illustrations for the following:
	o	Leone Lion
	o	Kiss Me 3 & 9 Frog
	o	Kiss Me 9 Frog Reclining
	o	Kiss Me 9 Lady Frog
	o	Truffle Pig
	o	Truffle Pig with wings
	o	Mountain Ridge Goat
	o	OThe Family¹ at a picnic
	o	OThe Family¹ on a chaise long
	o	Can-can pigs

Packaging & Display Design
•	Design new names and packaging for the following chocolate bars: Peanut Butter, Raspberry, Mint, Mocha, Orange
•	Design new packaging for the following:
	o	“Kiss Me” Truffles, 3 and 9 piece box
	o	“Leone Gift Box”
	o	“Mountain Ridge” Bars
•	Design new displays for the following:
	o	“Kiss Me” 3 piece counter display, 9 piece counter display
	o	“Mountain Ridge” (aka “Peaks)2.6 oz counter display, 10.6 oz counter display

3.	TIMELINE AND APPROVALS

3.1
Turner Duckworth shall perform all of the Services in regular consultation with the Company. The Company will approve each part of the process. All timelines will be discussed with the Company to ensure that the design solutions are on track.

3.2	The Company shall have final approval on all aspects relating to the Services including all artwork, designs and logos.

3.3	Turner Duckworth shall complete all of the Services prior to March 1, 2006.

4.	PAYMENT

4.1
As part of the consideration for the Services (including taxes and disbursements) provided by Turner Duckworth to the Company during the period from November 1, 2004 to November 1, 2005 (the “Term”), Turner Duckworth shall accept a fee of $110,000 (US) equal to British ₤58,000, payable in 1,100,000 shares of the common stock of Garuda Capital Corp., the sole shareholder of the Company, each share with a deemed price of $0.10 (US), registered on Form S-8 in the name of one or more persons that work for Turner Duckworth, as designated by Turner Duckworth (the “Shares”). The shares shall be issued no later than April 8, 2005 and shall have no restriction on trading. The balance of payment for the services shall be invoiced against estimates submitted by Turner Duckworth and approved by the company upon completion of each phase of the work.

5.	MATERIALS & INTELLECTUAL PROPERTY

5.1
The Services includes copyright transfer of all of copyrightable elements of the Services to the Company. Once a design, illustration or other component of the Services has been delivered by us and is fully paid for the Company, Turner Duckworth will assign to the Company all copyright in all elements of such design, illustration, or other element of the Services, including all components of such. Turner Duckworth agrees to obtain all copyright transfers to the Company and waiver of moral rights from all persons working on the designs.

5.2
The Company represents to Turner Duckworth and unconditionally guarantee that any elements of text, graphics, photos, designs, trademarks, or other artwork furnished to Turner Duckworth for inclusion in design are owned by the Company, or that the Company has permission from the rightful owner to use each of these elements, and will hold harmless, protect, and defend Turner Duckworth and its subcontractors from any claim or suit arising from the use of such elements furnished by the Company.

6.	MISCELLANEOUS PROVISIONS

6.1	This Agreement represents the entire agreement between the parties and supersedes any and all prior agreements and understandings, whether written or oral, between the parties.

The parties agree to attorn to the exclusive jurisdiction of British Columbia, Canada, and agree that this agreement shall be governed and construed in accordance with the laws of British Columbia.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written.

HAGENSBORG FOODS LTD. per:

/s/ C. Robin Relph	Date	16th March 2005
C. Robin Relph, President

TURNER DUCKWORTH per:

/s/ Bruce Duckworth	Date	16 March 2005
Authorized Signatory: